CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated December 11, 2001 relating to the financial statements and financial highlights of John Hancock European Equity Fund, John Hancock Health Sciences Fund, John Hancock Pacific Basin Equities Fund, John Hancock Biotechnology Fund, John Hancock International Small Cap Growth Fund, John Hancock Communications Fund and John Hancock Consumer Industries Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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Boston, Massachusetts
February 22, 2002